                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is entered into this 26 day of September, 1995, is to be effective October 1, 1995, and sets forth a new understanding which has been reached between Meyer Duffy & Associates (the "Consultant") and Bikers Dream, Inc. (the "Company"), concerning the provision of certain management consulting, financial advisory and investment banking services by the Consultant to the Company. This Consulting Agreement shall not supplant the Consulting Agreement of April 6, 1995 ("Initial Consulting Agreement"), which shall also continue in force until its expiration date of October 4, 1995.

         I. Purpose: The Company hereby engages the Consultant for a ten month term commencing October 1, 1995 to render consulting advice to the Company relating to management, financial and similar matters upon the terms and conditions set forth herein.

         II. Duties of the Consultant: During the term of the Agreement, the Consultant shall use its best efforts to provide the Company with such regular and customary financial consulting advice and management consulting as is reasonably requested by the Company consistent with the foregoing, and shall use its best efforts to obtain a commitment from a reputable investment banking firm to raise up to Ten Million ($10,000,000.00) Dollars of capital for the Company.

                 A. The Consultant's duties may include, but will not necessarily be limited to, providing recommendations concerning the following financial and related matters:

                          1. Rendering advice with regard to internal operations, including:

                                  a. the formation of corporate goals and their implementation;

                                  b.       revising the Company's business
                                           plan;

                                  c.       the Company's financial structure,
                                           including its divisions or
                                           subsidiaries;

                                  d.       corporate organization and
                                           personnel;

                          2. Rendering advice and assistance with regard to any of the following corporate finance matters:

                                  a.       changes in capitalization of the
                                           Company;

                                  b.       changes in the Company's corporate
                                           structure;

                                  c.       redistribution of shareholdings of
                                           the Company's stock;

                                  d.       offerings of securities in public
                                           transactions;


                               BIKERS DREAM, INC.
                                   FORM SB-2
                                 EXHIBIT 10.24

                                  e.       sales of securities in private
                                           transactions;

                                  f.       alternative uses of corporate
                                           assets;

                                  g.       structure and use of debt; and

                                  h.       sales of stock by insiders;

                          3. Disseminating information about the Company to the investment community at large;

                          4. Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

                          5. Assisting in the Company's financial public relations;

                          6. Arranging, on behalf of the Company, at appropriate times, meetings with securities analysts of major regional investment banking firms;

                          7. Assistance in negotiations with regional investment banking firms with the goal of maximizing the evaluation of the Company and procuring additional equity and debt capital;

                          8. introducing clients, customers or other business opportunities with a view to generating sales of goods or services by the Company.


                 B. In addition to the foregoing, the Consultant agrees to furnish advice to the Company in connection with (i) the acquisition and/or merger of or with other companies, any divestiture or any other similar transaction, or the sale of the Company itself (or any significant percentage of the assets, subsidiaries or affiliates thereof, and (ii) bank financing or any other financing from financial institutions.

                 C. The Consultant shall reader such other financial advisory and investment and/or investment banking services as may from time to time be agreed upon by the Consultant and the Company.

         III. Compensation: The compensation provided for herein is performance based; that is, contingent upon the achievements of certain goals by the Company with the assistance of Consultants. In consideration for the services rendered by the Consultant to the Company pursuant to this Agreement (and in addition to its expenses), the Company shall compensate the Consultant as follows:

                 A. The Consultant is entitled to receive a monthly fee grant of 2,500 shares of the Company's common stock for the six month period ending October 4, 1995, an aggregate of

15,000 shares, pursuant to the Initial Consulting Agreement.

                 B. In addition, in consideration of Consultants' assistance in placing the Company's $625,000.00 convertible debt offering, the Company will grant to Consultant an option, in the form of the option attached hereto, to purchase at any time within two years of the date of the grant 30,000 shares of the Company's common stock at a price of $2.50 per share.

                 C. In addition, in consideration of Consultants' assistance in placing an additional $600,000 of the Company's convertible debt and other services rendered and to be rendered pursuant to this Agreement, the Company will pay Consultant the sum of $49,200.00, beginning October 1, 1995, in the following increments:

                 On October 1, 1995, $4,200.00, and $5,000.00 per month on
                 November 1, 1995 and the first day of each month thereafter until fully paid with the final payment due July 1, 1996.

                 D. In addition, the Consultant is assisting the Company in raising up to $10,000,00.00 of additional capital through an investment banker or bankers introduced by Consultant to the Company. Upon the successful closing of an offering(s) through such an investment banker, the Company agrees to grant to Consultant an option, in the form of the option attached hereto, to purchase 10,000 shares of the Company's common stock for each $1,000,000 of capital received by the Company in such offering(s), up to a maximum of 100,000 shares for $10,000,000 of capital received. The options shall be granted in pro rata increments, e.g., 7,500,000 in capital raised equates to $75,000.00 in options. The option shall be exercisable at a price of $2.50 per share, at any time within two years after the date of completion of a successful financing pursuant hereto.

                 E. The Company hereby grants to Consultant observer status at meetings of its Board of directors, which may be effected by telephone.

         IV. Expenses: The Company shall reimburse the Consultant for the Consultant's counsel and the Consultant's travel and out-of-pocket expenses incurred in connection with the services performed by the Consultant pursuant to the Agreement, provided that any expenses above $500.00 for any single item shall be pre-approved by the Chief Financial Officer of the Company and, upon reasonable request, may be advanced.

         V. Trade Secrets of the Consultant: The Company acknowledges that all opinions and advice (written or oral) given by the Consultant to the Company in connection with the Consultant's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of the Consultant given under the Agreement. The Company further acknowledges that any information given to it by the Consultant, including the names of any funding sources, ESOP consultants, brokerage houses or management consultants, are confidential, and are trade secrets proprietary to the Consultant, and during the term of the Agreement and for 5 years thereafter the Company may make no use of such information without the express written consent of the consultant.

         VI. Registration Rights: The Company shall grant the Consultant piggyback registration rights with respect to any shares issued to Consultants pursuant to the Initial Consulting Agreement or shares issuable on exercise of options granted to Consultant under this Agreement.

         VII. The Consultant's Services to Others: The Company acknowledges that the Consultant and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict the Consultant in conducting such business with respect to others, or in rendering such advice to others.

         VIII. Indemnification: The Company shall indemnify and hold the Consultant harmless to the fullest extent usual and customary in relationships of this nature. Consultant shall indemnify and hold the Company harmless from damages accruing to third parties and the Company arising from the disclosure of information known to Consultant to be inaccurate or misleading.

         IX. The Consultant as Independent Contractor: The Consultant shall perform its services under the Agreement as independent contractor and not as an employee of the Company or an affiliate thereof.

         X. Accurate Information: The Company hereby represents and warrants that all information provided the Consultant pertaining to the Company shall be true and correct; and the Company shall hold the Consultant harmless from any and all liability, expenses or claims arising from the disclosure or use of such information.

         XI. Confidentiality: Right to Publish Tombstone: The parties shall enter into a confidentiality agreement customary for relationships of this nature in order to protect the confidentiality of proprietary business information. The Company specifically acknowledges, however, that the Consultant shall be entitled to publish or distribute notices in the nature of so called "tombstone" advertisements to announce the closing of transactions involving the Company.

         XII. Applicable Law: The Agreement will be governed by and construed under the laws of the State of California, and any action brought by either party against the other party to enforce or interpret the Agreement shall be subject to binding arbitration within such State. In the event of any such action, the prevailing party shall recover all costs and expenses thereof, including reasonable attorney's fees, from the losing party.




                 The undersigned concur with the matters set forth in the foregoing Agreement.



                                            MEYER DUFFY & ASSOCIATES



                                         By:  /s/ ERIC MEYER
                                            ----------------------------------



                                            THE COMPANY




                                          By: /s/ DENNIS CAMPBELL
                                             ---------------------------------
                                              Dennis Campbell, President

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "Agreement") is entered into as of September 26, 1995 by and between Bikers Dream, Inc., a corporation organized under the laws of the State of California ("Company") and Meyer, Duffy & Associates, Inc. ("Optionee").

                                    RECITALS
                                    --------

         WHEREAS, Company and Optionee have entered into a Consulting Agreement dated June 12, 1995 (the "Initial Consulting Agreement") and a second Consulting Agreement dated September ____, 1995, ("Consulting Agreement"); and

         WHEREAS, the company, pursuant to the terms of the Consulting Agreement, has agreed to grant Optionee an option to purchase shares of the Company's Common Stock in accordance with the terms of the Consulting Agreement.

         NOW THEREFORE, it is agreed:

         1. Grant of Option. Company grants to Optionee on the date hereof (the "Date of Grant") the irrevocable right and option (the "Option") to purchase thirty thousand (30,000) shares of the Company's Common Stock (the "Shares") at a price of Two Dollars and fifty Cents ($2.50) per share.

         2. Option Term. The terms of the Option shall be for a period of two (2) years commencing on the date hereof.

         3. Exercise of Option. The Option shall be exercisable as follows:

                 3.1 Thirty thousand (30,000) Shares covered by the Option and shall become exercisable and vest upon the execution of this Agreement.

         4. Method of Exercise. The Option may be exercised by giving written notice of exercise of the Option to the Company at the address and in the manner set forth below. The notice shall state Optionee's election to exercise the Option and this number of Shares with respect to which the Option is being exercised. The notice of exercise shall be accompanied by full payment (in cash or by check) of the amount of the purchase price of the Shares as to which the Option is being exercised. A certificate or certificates for the Shares as to which the Option is exercised shall be delivered to Optionee as soon as practicable after the notice and payment has been received by the Company.

         5. Investment Representations. By accepting this Option, Optionee represents, acknowledges and agrees that:

                 (a) Optionee is acquiring the Option and any Shares acquired upon exercise of the Option for Optionee's own account or for Eric Meyer and Donald Duffy, principals of Optionee, not with a view to, or for sale in connection with, any distribution thereof.

                 (b) The Shares shall not be sold or transferred until either (i) they first shall have been registered under the Securities Act of 1933, or (ii) the Company first shall have been furnished with an option of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act of 1933.

                 (c) The certificates evidencing the Shares issued upon exercise of the Option will bear the following restrictive legend:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT OR AN OPTION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         6. Privileges of Stock Ownership. Neither Optionee nor any transferee of Optionee shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable upon the exercise of the Option until certificates representing such Shares shall have been issued and delivered.

         7. Adjustments to Number and Purchase Price of Shares. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which the Option may be exercised pursuant to this Agreement. Any such adjustment in shares subject to the Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the property of the Company to another person or persons, appropriate provision shall be made in writing in connection with such transaction for the continuance of the option and for the assumption of the obligations of the Company hereunder, or the substitution for the Option granted hereunder of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and exercise prices.

         8. Registration Rights. The Optionee shall be entitled to the following registration rights with respect to the Shares, regardless of whether the Option has been exercised at the time of registration:

                 (a) If, at any time after the date hereof, the Company proposes to register any of its securities under the Securities Act of 1933 (the "Act"), it shall give to the Optionee written notice of its intention in that regard and use its best efforts to effect the registration under such Act, if such registration is permissible, of such number of Shares as may be specified by written notice from the Optionee delivered to the Company within twenty (20) days after such notice is given (which notice shall be deemed to have been given upon the deposit thereof in first class or express U.S. mail, postage prepaid, addressed to the Optionee at the address of such person as shown on the books of the Company). The costs and expenses of such offering, including, but not limited to, legal fees, special audit fees, printing expenses, filing fees, fees and expenses relating to qualifications under state securities or blue sky laws and premiums for insurance, if any, incurred by the Company in connection with any registration made pursuant to this Section 8 shall be borne entirely by the Company.

                 (b) In the event of any registration of Shares pursuant hereto, the Company shall indemnify the holders of the Shares being registered, their officers and directors and each person, if any, who controls such holders within the meaning of Section 15 of the Securities Act of 1933, against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) or any preliminary prospectus or any offering circular, relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made, unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the holder expressly for use therein. The obligations of the Company to register any of its securities in accordance with the foregoing shall be subject to the condition that the Optionee shall agree in writing to indemnify the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933, and each person, if any, who controls such underwriter with respect to losses, claims, damages and liabilities caused by any untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Optionee to the Company expressly for use in such registration statement, prospectus or offering circular.

                 (c) Upon the exercise of registration rights pursuant hereto, the Optionee agrees to supply the Company with such information as may be required by the Company to register or qualify the Shares as described herein.

                 (d) The registration rights granted to the Optionee pursuant to this Agreement shall also be for the benefit of, and enforceable by, any subsequent holder of the Shares, whether or not any express assignment of such rights to any such subsequent holder is made.

         9.      General Provisions.

                 (a) The subject headings of the sections and paragraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                 (b) This Agreement constitutes the entire agreement between the parties, pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                 (c) This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 (d) This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and permitted assigns.

                 (e) Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand of other communication is to be given as hereinafter set forth:

                  To Company:              Bikers Dream, Inc.
                                           1420 Village Way
                                           Santa Ana, California 92705

                  To Optionee:             At the Address set forth below his
                                           name on the signature page of this
                                           Agreement.

         Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

         IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.

"COMPANY"                                  "OPTIONEE"

Bikers Dream, Inc.                         Meyer, Duffy & Associates, Inc.


By:  /s/ DENNIS CAMPBELL                   By:  /s/ DONALD DUFFY
    ---------------------------                -----------------------------
    Dennis Campbell                            Its: Secretary/CFO
    Its:  President                                 ------------------------

                                           Address:   237 Park Avenue
                                                      Eighth Floor
                                                      New York, New York 10017